EXHIBIT 10.34


                           STOCK PURCHASE AGREEMENT



      This Stock Purchase Agreement ("Agreement") is made this 9th day of January, 1998, by Morrison Health Care, Inc., a Georgia corporation ("Buyer"), the Drake Family Revocable Trust, Richard or Dianne Drake Trustees under agreement (the "Trust Agreement") dated September 17, 1991 (the "Drake Trust"), Richard Drake, an individual resident of the State of Arizona ("R. Drake"), Dianne Drake, an individual resident of the State of Arizona ("D. Drake"), and Philippe Michelin, an individual resident of the State of Arizona ("Michelin" and, collectively with the Drake Trust, R. Drake and D. Drake, "Sellers") and Drake Management Services, Inc., an Arizona corporation (the "Company").

                                   RECITALS

      Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Company, for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

      The parties, intending to be legally bound, agree as follows:



                                1. DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "AAA"-- as defined in Section 11.2(c).

      "Adjustment Amount"-- the principal and interest due on the Promissory Note on the Closing Date.

      "Affiliate" -- with respect to an individual, any family member, any Person that is directly or indirectly controlled by such individual or such individual's family members, or any Person with respect to which such individual, or a member of such individual's family, serves as a director, officer, partner, executor, or trustee (or similar capacity, and with respect to any Person other than an individual, any person that controls, in controlled by or under common control with such Person, and each Person that serves as a director, officer, partners, executor or trustee (or similar capacity) of such Person.

      "Agreement"-- as defined in the Preamble.

      "Applicable Contract"-- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

      "Balance Sheet"-- as defined in Section 3.4.

      "Buyer"-- as defined in the Preamble.

      "Buyer's Closing Documents"-- as defined in Section 4.2.

      "Closing"-- as defined in Section 2.3.

      "Closing Date"-- the date and time as of which the Closing actually takes place.

      "COBRA Rights" - as defined in Section 3.13(k)

      "Company"-- as defined in the Preamble.

      "Company Plans"-- as defined in Section 3.13(b).

      "Company Qualified Plans"-- as defined in Section 3.13(c).

      "Competing Business"-- as defined in Section 3.25.

      "Contemplated Transactions"-- all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Sellers to Buyer;
(b) the execution, delivery, and performance of the Promissory Note, the Employment Agreements, the Noncompetition Agreements, the Earnout Agreement and the Sellers' Releases; (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

      "Contract"--   any  agreement,   contract,   obligation,   promise,   or
undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Copyrights"-- as defined in Section 3.22(a)(ii).

      "CPR" - as defined in Section 11.2(b).

      "D. Drake"-- as defined in the Preamble.

      "Damages"-- as defined in Section 10.2.

      "Disclosure Letter"-- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

      "Dispute" -- as defined in Section 11.1.

      "Drake Trust" - as defined in the Preamble.

      "Efron Assignment" - assignment of a limited partnership interest in Efron Apartment Investors, an Indiana limited partnership, as payment for a debt to the Company.

      "Earnout Agreement" -- as defined in Section 2.4(a)(vii).

      "Employment Agreements"-- as defined in Section 2.4(a)(iii).

      "Employees" -- as defined in Section 3.13(b).

      "Encumbrance"-- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "Environment"-- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

      "Environmental, Health, and Safety Liabilities"-- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law including fines, penalties, financial responsibility for cleanup costs, corrective action, removal, remedial actions and response actions, and any other compliance, corrective, investigative or remedial measures required under any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response,
Compensation,   and  Liability  Act,  42  U.S.C.   Section 9601  et seq.,  as
amended("CERCLA").

      "Environmental Law"-- any Legal Requirement that requires or relates to releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions that relate to the Environment.

      "ERISA"-- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Facilities"-- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

      "Governmental Authorization"-- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body"-- any federal, state, local, municipal, foreign, or other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

      "Hazardous Materials"-- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

      "Indemnified Persons" -- as defined in Section 10.2.

      "Initial Purchase Price"-- as defined in Section 2.2.

      "Intellectual Property Assets" -- as defined in Section 3.22 Intellectual Property..

      "Interim Balance Sheet"-- as defined in Section 3.4

      "IRC"-- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS"-- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "Knowledge"-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal Requirement"-- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "Marks"-- as defined in Section 3.22(a)(i).

      "Mediation Request"-- as defined in Section 11.2(b).

      "Michelin"-- as defined in the Preamble.

      "Noncompetition Agreements"-- as defined in Section 2.4(a)(iv).

      "Occupational Safety and Health Law"-- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and
insurance   companies),   designed  to  provide  safe  and  healthful  working
conditions.

      "Order"-- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business"-- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

      "Organizational    Documents"--   the   articles   or   certificate   of
incorporation and the bylaws of a corporation and any amendment to any of the foregoing.

      "Person"-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "Proceeding"-- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Promissory Note"-- as defined in Section 6.2.

      "R. Drake"-- as defined in the Preamble.

      "Release"-- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

      "Representative"-- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "Sellers"-- as defined in the Preamble.

      "Sellers' Closing Documents"-- as defined in Section 3.2(a).

      "Sellers' Releases"-- as defined in Section 2.4

      "Shares"-- as defined in the Preamble.

      "Tax"-- all tax (including income tax, capital gains tax, value added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty, deficiency or other fee and any related charge or amount (including fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

      "Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "TBA" -- tax basis of accounting required for the preparation of Federal Tax Returns, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section
3.4 hereof were prepared.

      "Threatened"-- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      "Trade Secrets" -- as defined in Section 3.22(a)(iii).

      "Trust Agreement" -- as defined in the Preamble.



                   2. SALE AND TRANSFER OF SHARES; CLOSING

      2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers free and clear of any and all Encumbrances.

      2.2   Purchase  Price.  The  purchase  price  for  the  Shares  will  be
(i) $5,000,000 minus the Adjustment Amount (the "Initial Purchase Price") plus (ii) any and all amounts payable to Sellers under the Earnout Agreement.



      2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree St., N.E., Atlanta, Georgia, 30303 at 10:00 a.m. (local time) on January [5], 1998 or at such other time and place as the parties may agree. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

      2.4   Closing Obligations.  At the Closing:

            (a)   Sellers will deliver to Buyer:

                  (i) certificates representing the Shares accompanied by duly executed stock powers;

                  (ii) releases in the form of Exhibit 2.4(a)(ii) executed by D. Drake, R. Drake and Michelin (collectively, the "Sellers' Releases");

                  (iii) employment   agreements   in  the   form  of   Exhibit
            2.4(a)(iii), executed by R. Drake and Michelin (collectively, the "Employment Agreements");

                  (iv) noncompetition agreements in the form of Exhibit 2.4(a)(iv), executed by R. Drake and Michelin (collectively, the "Noncompetition Agreements");

                  (v) resignations from all current officers and directors of the Company other than R. Drake who shall remain President of the Company and Michelin who shall remain Vice President of the Company;

                  (vi)  a  certificate  executed by Sellers to the effect that
            (A) each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and (B) each of the covenants and agreements of Sellers to be performed prior to the Closing Date has been duly performed or complied with by the Seller;

                  (vii) a  certificate  from  the  Secretary  of  the  Company attaching  and  certifying  to  (a) the  Company's  Organizational
            Documents and (b) resolutions of the board of directors of the Company approving the Contemplated Transactions;

                  (viii) the earnout agreement in the form of Exhibit 2.4(a)(vii), execute by Sellers (the "Earnout Agreement"); and

                  (ix)  the documents  contemplated by Section 7.3 hereof.

            (b)   Buyer will deliver to Sellers:

                  (i) the Initial Purchase Price by bank cashier's check or by wire transfer to the accounts specified by Sellers, to be allocated among the Sellers pursuant to the allocation schedule set forth on Part 2.4 of the Disclosure Letter;

                  (ii)  a  certificate  executed by Buyer to the effect  that,
            (A) each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and (B) each of the covenants and agreements of Buyer to be performed prior to the Closing Date has been duly performed and complied with by Buyer;

                  (iii) a certificate  from the  Secretary of Buyer  attaching and  certifying to (a) the  Buyer's  Organizational  Documents and
            (b) resolutions of the board of directors of Buyer authorizing the Contemplated Transactions;

                  (iv) the Employment Agreements, executed by the Company and Buyer;

                  (v)   the Noncompetition Agreements, executed by Buyer;

                  (vi)  the Earnout Agreement, executed by Buyer; and

                  (vii) the documents contemplated by Section 8.3 hereof.



                 3. REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers, jointly and severally, represent and warrant to Buyer as follows:

      3.1   Organization and Good Standing.

            (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list of the Company's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder of the Company and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Drake Trust is a trust duly organized and validly existing under the laws of the state in which it was formed.

            (b)   Sellers   have    delivered   to   Buyer   copies   of   the
Organizational Documents of the Company and the Trust Agreement, as currently in effect.

            (c) The Company has no subsidiaries and no ownership interest in any Person, except as may be deemed to exist as a result of the Efron Assignment.

      3.2   Authority; No Conflict.

            (a) The Agreement constitutes the legal, valid and binding obligation of the Company and the Sellers, enforceable against the Company and Sellers in accordance with its terms, and upon the execution and delivery by Sellers of the Employment Agreements, the Sellers' Releases, the Earnout Agreement, the Promissory Note and the Noncompetition Agreements to which each such Seller is a party (collectively, the "Sellers' Closing Documents"), Sellers' Closing Documents will constitute the legal, valid, and binding obligations of each Seller party thereto and the Company, enforceable against such Seller and/or the Company in accordance with their respective terms. Sellers and the Company have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents to which it is party and to perform their obligations under this Agreement and the Sellers' Closing Documents.

            (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company or the Trust Agreement, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                  (ii) in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

                  (iii) in any material  respect,  contravene,  conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental
            Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax except as the Company or Buyer would otherwise be subject to in the Ordinary Course of Business;

                  (v) in any material respect, cause any of the assets owned the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (vi) in any material respect, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                  (vii) in any material  respect,  result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

      Except as set forth in Part 3.2 of the Disclosure Letter, no Seller nor the Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      3.3 Capitalization. The authorized equity securities of the Company consist of 1,000,000 shares of common stock, par value $1.00 per share, of which 3,157 shares are issued and outstanding, and 100,000 shares of eight percent (8%) convertible, cumulative preferred stock, par value $100.00 per share, none of which is issued and outstanding, and all issued and outstanding shares as set forth above constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, in the amounts set forth on
Part  3.3 of the  Disclosure  Letter.  No  legend  or other  reference  to any purported Encumbrance appears or will appear upon any certificate representing the Shares except as otherwise set forth in Section 4.3. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of the Shares or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      3.4   Financial   Statements.   Sellers   have   delivered   to   Buyer:
(a) unaudited balance sheets of the Company as at December 31 in each of the years 1995 and 1996, and the related unaudited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, (b) an unaudited balance sheet of the Company as at September 30, 1997 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, and (c) an unaudited balance sheet of the Company as at September 30, 1997 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the nine (9) months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with TBA, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse); the financial statements referred to in this Section 3.4 reflect the consistent application of TBA accounting principles throughout the periods involved. Each of the supporting documents listed on Part 3.4 of the Disclosure Letter is true and correct in all material respects.

      3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls for a company the size of the Company with the number of employees as the Company has. The minute books of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

      3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all leaseholds or other interests therein owned by the Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Interim Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and
(c) liens for current taxes not yet due. The Company does not currently own, and has never owned, any real property.

      3.7 Condition and Sufficiency of Assets. In all material respects, the buildings, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      3.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and, to the Company's and the Seller's Knowledge, collectible (other than those accounts in bankruptcy which are set forth on Part 3.8 of the Disclosure Letter). There is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      3.9 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at cost on a first in, first out basis.

The   quantities   of  each  item  of  inventory   (whether   raw   materials,
work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

      3.10 No Undisclosed Liabilities. Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet, liabilities associated with the Promissory Note and current liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet and the respective dates thereof.

      3.11  Taxes.
            (a) The Company has filed or caused to be filed, on a timely basis, all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed for 1994, 1995 and 1996. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves, if any (determined in accordance with TBA) have been provided in the Balance Sheet and the Interim Balance Sheet.

            (b) Except as described in Part 3.11 of the Disclosure Letter, no Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

            (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with TBA). There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

            (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

      3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

      3.13  Employee Benefits
            (a) Except as disclosed on Part 3.13 of the Disclosure Letter, no other corporation, trade, business, or other entity, other than the Company, together with the Company would now or in the past constitute a single employer within the meaning of Section 414 of the IRC. The Company and any other entities that now or in the past constitute a single employer within the meaning of IRC Section 414 are hereinafter collectively referred to as the "Company Group."

            (b) Part 3.13(b) of the Disclosure Letter contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Company Group ("Employees"), and indicating, with respect to each, the plans for which the Company maintains or contributes to on behalf of their employees:

                  (i) Any employee benefit plan as defined in Section 3(3) of ERISA and any trust or other funding agency created thereunder, or under which any member of the Company Group, with respect to Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

                  (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

            The plans, programs, policies, or arrangements described in subparagraph (i) or (ii) above are hereinafter collectively referred to as the "Company Plans." Sellers have delivered to Buyer true and complete copies of all written plan documents and contracts evidencing the Company Plans, as they may have been amended to the date hereof, together with (A) all documents, including without limitation, Forms 5500, relating to any Company Plans required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years; (B) attorney's response to any auditor's request for information for each of the three most recently completed plan years; and (C) financial statements and actuarial reports, if any, for each Company Plan for the three most recently completed plan years.

            (c) Except as to those plans identified on Part 3.13(c) of the Disclosure Letter as tax-qualified Company Plans (the "Company Qualified Plans"), no member of the Company Group maintains or previously maintained a Company Plan which meets or was intended to meet the requirements of IRC
Section 401(a). Except as set forth on Part 3.13(c) of the Disclosure Letter, the IRS has issued favorable determination letters to the effect that each Company Qualified Plan qualifies under IRC Section 401(a) and that any related trust is exempt from taxation under IRC Section 501(a), and such determination letters remain in effect and have not been revoked or, in the alternative, the members of the Company Group currently maintain only one Company Qualified Plan and such Company Qualified Plan is a standardized form plan, within the meaning of Revenue Procedure 97-6, Section 8.05, with respect to which the IRS has issued a favorable determination letter and such determination letter remains in effect and has not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Company Qualified Plan have been delivered to Buyer. Except as disclosed on Part 3.13(c) of the Disclosure Letter, no Company Qualified Plan has been amended since the issuance of each respective determination letter. The Company Qualified Plans currently comply in form with the requirements under IRC Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. To the Knowledge of Sellers and the Company, no issue concerning qualification of the Company Qualified Plans is pending before or is threatened by the IRS. To the Knowledge of Sellers and the Company, the Company Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of IRC Section 401(a). No member of the Company Group or any fiduciary of any Company Qualified Plan has done anything that would adversely affect the qualified status of the Company Qualified Plans or the related trusts. Any Company Qualified Plan which is required to satisfy IRC Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, IRC Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the Closing Date.

            (d) Each member of the Company Group is in compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

            (e) Except as expressly identified on Part 3.13(e) of the Disclosure Letter, no termination or partial termination of any Company Qualified Plan has occurred nor has a notice of intent to terminate any Company Qualified Plan been issued by a member of the Company Group.

            (f) No member of the Company Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA.

            (g) Except as listed in Part 3.13(g) of the Disclosure Letter, any Company Plan can be terminated on or prior to the Closing Date without liability to any member of the Company Group or Buyer, including without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Balance Sheet.

            (h) Each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each of the Company Plans and in accordance with applicable laws to be paid as a contribution to each Company Plan and no excise taxes are assessable as a result of any non-deductible or other contributions made or not made to a Company Plan. The assets of all Company Plans which are required under applicable laws to be held in trust are in fact held in trust and the assets of each Company Plan equal or exceed the liabilities of each such Company Plan. The assets of each Company Plan are reported at their fair market value on the books and records of each plan.

            (i) No member of the Company Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Section 3(37).

            (j) No member of the Company Group nor any other "disqualified person" or "party in interest" (as defined in IRC Section 4975 and ERISA
Section 3(14), respectively) with respect to the Company Plans, has engaged in any "prohibited transaction" (as defined in IRC Section 4975 or ERISA
Section 406). All members of the Company Group and all "fiduciaries" (as defined in ERISA Section 3(21)) with respect to the Company Plans, including any members of the Company Group which are fiduciaries as to a Company Plan, have complied in all respects with the requirements of ERISA Section 404. No member of the Company Group and no party in interest or disqualified person with respect to the Company Plans has taken or omitted any action which could lead to the imposition of an excise tax under the IRC or a fine under ERISA.

            (k) Each member of the Company Group has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 (collectively, "COBRA Rights") and with the portability, access and renewability provisions of Subtitle K, Chapter 100 of the IRC and Section 701 et. seq. of ERISA.

            (l) Except as disclosed on Part 3.13(l) of the Disclosure Letter, no member of the Company Group has made or is obligated to make any nondeductible contributions to any Company Plan.

            (m) Except as set forth in Part 3.13(m) of the Disclosure Letter, no member of the Company Group is obligated, continently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in IRC Section 280G(b) (determined without regard to IRC Section 280G(b)(2)(A)(ii)).

            (n) Other than routine claims for benefits, to the Knowledge of Sellers and the Company, there are no actions, audits, investigations, suits or claims pending, or threatened against any Company Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Company Plan or against the assets of any Company Plan.

            (o) The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which Employees may be entitled thereunder.

            (p) No member of the Company Group has any obligation to any retired or former employee or any current employee of the Company upon retirement or termination of employment under any Company Plan, other than COBRA Rights.

            (q) Except as set forth in Part 3.13(q) of the Disclosure Letter or otherwise provided in this Agreement, since the last date through which the Interim Balance Sheet reflects financial information, no member of the Company Group has (i) increased the rate of compensation payable or to become payable to any of the employees of the Company, other than in the normal course of business and consistent with past practice; (ii) has not made any commitment and has not incurred any liability to any labor union;
(iii) has not paid or agreed to pay any bonuses or severance pay; (iv) has not increased any benefits or rights under any Company Plan; and (v) has not adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Company Plan.

      3.14  Compliance with Legal Requirements; Governmental Authorizations.

            (a)   Except as set forth in Part 3.14 of the Disclosure Letter:

                  (i) the Company is, and at all times since September 30, 1997 has been, in full compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the  Company  has  not  received,  at any  time  since
            September 30, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement,
            (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (C) either to revoke, withdraw or suspend any license to operate the Company or any of its assets, or to terminate or decertify or exclude from any participation of the Company in Medicare, Medicaid, CHAMPUS or other governmental health care programs.

            (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

                  (i) the Company is, and at all times since January 1, 1994 has been, in full compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
            3.14 of the Disclosure Letter;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
            Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
            Part 3.14 of the Disclosure Letter;

                  (iii) the  Company  has  not  received,  at any  time  since
            January 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

      3.15  Legal Proceedings; Orders.

            (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

            (b)   Except as set forth in Part 3.15 of the Disclosure Letter:

                  (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

                  (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                  (iii) to the Knowledge of Sellers and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

      3.16  Absence  of Certain  Changes  and  Events.  Except as set forth in
Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

            (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b)   amendment to the Organizational Documents of the Company;

            (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the payments to or benefits under, any Company Plans;

            (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

            (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

            (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

            (i)   change in the accounting methods used by the Company; or

            (j) agreement, whether oral or written, by the Company to do any of the foregoing.

      3.17  Contracts; No Defaults.

            (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000;

                  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

                  (iii) each Applicable  Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $25,000;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                  (v)   each licensing  agreement or other Applicable Contract
            with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi)  each   collective   bargaining   agreement  and  other
            Applicable Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture,  partnership, and other Applicable
            Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                  (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                  (xii) each Applicable  Contract for capital  expenditures in excess of $25,000;

                  (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                  (xiv) each amendment,  supplement, and modification (whether oral or written) in respect of any of the foregoing.

            (b) Except as set forth in Part 3.17(b) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

            (c)   Except  as set  forth  in  Part  3.17(c)  of the  Disclosure
Letter:

                  (i) the Company is, and at all times since September 30, 1997 has been, in full compliance with all applicable material terms and requirements of each Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound;

                  (ii) to Sellers' Knowledge, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since September 30, 1997 has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has  occurred  or  circumstance  exists  that
            (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) the Company has not given to or received from any other Person, at any time since September 30, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person that would have a material adverse effect on the business of the Company and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

      3.18  Insurance.

            (a)   Sellers have delivered to Buyer:

                  (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is currently covered; and

                  (ii) true and complete copies of all pending applications for policies of insurance.

            (b)   Part 3.18(b) of the Disclosure Letter describes:

                  (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                  (iii) all  obligations  of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year:

                  (i)   a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

                        (A)   the name of the claimant;

                        (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                        (C) the amount and a brief description of the claim; and

                  (iii) a statement  describing  the loss  experience  for all claims that were self-insured, including the number and aggregate cost of such claims.

            (d)   Except  as set  forth  on  Part  3.18(d)  of the  Disclosure
Letter:

                  (i) All policies to which the Company is a party or that provide coverage to any Seller, the Company, or any director or officer of the Company: (A) are valid, outstanding, and enforceable; (B) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound; (C) will continue in full force and effect following the consummation of the Contemplated Transactions or Sellers will exert their best, good faith efforts to continue such policies and, to Sellers' Knowledge, such policies will continue in full force and effect; and (D) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company, except that the Company's general liability insurance issued by Hartford is priced according to the level of the Company's sales and adjustments may be made based upon a sales audit, although any such adjustment will not be of a material dollar amount.

                  (ii) No Seller or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The  Company  has  paid  all  premiums  due,  and  has otherwise performed its obligations, under each policy to which it is a party or that provides coverage to the Company or director thereof, except for an adjustment as noted in Section 3.18(d)(i) hereof.

                  (iv) The  Company  has given  notice to the insurer of all claims that may be insured thereby.

                  (v) For the five-year period prior to the effective date of all current policies listed on Part 3.18(c) of the Disclosure Letter, the Company has had in effect coverage at least equivalent to all current coverages.

      3.19 Environmental Matters. Except as set forth in part 3.19 of the Disclosure Letter:

            (a) The Company is, and at all times has been, in all material respects, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets used by the Company.

            (b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets used by the Company.

            (c) No Seller nor the Company has received or has any basis to expect any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets used by the Company, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            (d)   Neither   Seller   nor  the   Company   has   any   material
Environmental, Health, and Safety Liabilities with respect to the Facilities.

            (e) There are no Hazardous Materials present on or in the Environment at the Facilities except in full compliance in all material respects with all applicable Environmental Laws.

            (f) There has been no Release or, to the Knowledge of Sellers and the Company, threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets used by the Company.

            (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any the Company pertaining to Hazardous Materials in, on, or under the Facilities, or concerning compliance by Sellers or the Company.

      3.20  Employees.

            (a) Part 3.20 of the Disclosure Letter contains (i) a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since September 30, 1997; and (ii) a list of all written contracts of employment with the Company.

            (b) No director or officer, or to the Knowledge of Seller, employee of the Company, is a party to, or is otherwise bound by, any agreement or arrangement, including any employment, confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

            (c) There are no retired employees or directors of the Company or dependants who are receiving benefits or are scheduled to receive benefits in the future, except for Company Plan benefits set forth in Section 3.13 which are properly accrued on the Financial Statements.

      3.21 Labor Relations; Compliance. Since September 30, 1997, the Company has not been and is not a party to any collective bargaining or other labor Contract. Since September 30, 1997, there has not been, there is not presently pending or existing, and to Sellers' and the Company's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Sellers' and the Company's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      3.22  Intellectual Property.

            (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

                  (i)   the  name  "Drake  Management  Services,   Inc.",  all
            fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii)  all   copyrights   in   both   published   works   and
            unpublished works (collectively, "Copyrights"); and

                  (iii) all    know-how,    trade    secrets,     confidential
            information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

            (b) Agreements. Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the
Intellectual Property Assets to which Company is a party or by which any Company is bound. There are no outstanding and, to Sellers' and the Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

            (c) Know-How Necessary for the Business. The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property
Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

            (d)   Patents.  The Company owns no patents.

            (e)   Trademarks.

                  (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' and the Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

                  (iii) To Sellers' and the Company's  Knowledge,  there is no potentially interfering trademark or trademark application of any third party.

                  (iv) No Mark is infringed or, to Sellers' and the Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

            (f)   Copyrights.

                  (i)   Part  3.22(f)  of the  Disclosure  Letter  contains  a
            complete and accurate list and summary description of all registered Copyrights. The Company is the owner of all right, title and interest in and to each of the registered Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) No Copyright is infringed or, to Sellers' and the Company's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the registered Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iii) All works  encompassed  by the  registered  Copyrights have been marked with the proper copyright notice.

            (g)   Trade Secrets.

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) The Company  has good title and an  absolute  (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' and the Company's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.23 Certain Payments. Since January 1, 1994, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made, directly or indirectly, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits from any vendor, governmental employee or other Person with whom the Company has done business, directly or indirectly, which would reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (c) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      3.24  Fraud and Abuse; Financial Relationships. The  Company   does  not
have any government contracts, and the Company has no claims relating to Medicare, Medicaid CHAMPUS or other governmental reimbursements.

      3.25 Relationships with Related Persons. No Seller or any Affiliate of Sellers or of the Company has, or since January 1, 1994, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Seller or any Affiliate of Sellers or of the Company is, or since January 1, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller nor any Affiliate of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

      3.26 Brokers or Finders. Sellers and their Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

      3.27  Disclosure.

            (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

            (c) There is no fact known to any Seller that has specific application to any Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.



                  4. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as follows:

      4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia.

      4.2   Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Earnout Agreement, the Employment Agreements, and the Noncompete Agreements (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this
Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

            (b) Except as set forth in Part 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will not materially breach and/or give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i)   any provision of Buyer's Organizational Documents;

                  (ii) any resolution adopted by the board of directors or the shareholders of Buyer;

                  (iii) any Legal  Requirement  or Order to which Buyer may be subject;

                  (iv)  any Governmental  Authorization that is held by Buyer;
            or

                  (v) any Contract to which Buyer is a party or by which Buyer may be bound.

      Except as set forth in Part 4.2 of the Disclosure Letter, Buyer is not and will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      4.3   Investment  Intent.  Buyer is  acquiring  the  Shares  for its own account  and not with a view to  their  distribution  within  the  meaning  of
Section 2(11) of the Securities Act of 1933, as amended. Buyer understands that any resale of the shares must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. Buyer understands that the certificate representing the Shares shall be endorsed with the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT.

      4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

      4.5 Brokers or Finders. Buyer and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

      4.6   Disclosure.

            (a) No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

            (b) No notice given pursuant to Section 6.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

            (c) There is no fact known to Buyer that has specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of Buyer (on a consolidated basis) that has not been set forth in this Agreement.

                           5. COVENANTS OF SELLERS

      5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives full and free access to the Company's offices, facilities, properties, equipment, inventories, books, contracts, commitments, records and other relevant information of the business and shall furnish such persons with all information concerning the business, assets and financial condition of the Company as Buyer and its Representatives shall reasonably request; provided, however, that no direct contact with Company customers shall be made without the consent of R. Drake and such access shall occur in a manner that does not disrupt Company employees or business.

      5.2 Operation of the Businesses of the Company. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

            (a) conduct the business of the Company only in the Ordinary Course of Business consistent with past practices;

            (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

            (c) not make any material change in the operation of the business;

            (d) not enter into any material agreement or incur any material liabilities;

            (e)   make all payments to vendors when due;

            (f) confer with Buyer concerning operational matters of a material nature; and

            (g)   otherwise  report   periodically  to  Buyer  concerning  the
status of the business, operations, and finances of the Company.

      5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

      5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Part 4.2 of the Disclosure Letter.

      5.5 Notification. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

      5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by its Seller or any Affiliate of any Seller to be paid in full prior to Closing.

      5.7 No Negotiation. Sellers agree that until the earlier of March 5, 1998 or such date upon which Buyer notifies Seller that it has abandoned the Contemplated Transactions, the Company and Sellers shall deal exclusively with Buyer with respect to the Contemplated Transactions and the Company and Sellers will not, and will direct the Company's Representatives not to, (i) solicit the submission of proposals or offers from any person relating to any acquisition or purchase of all or a material part of the assets or stock of the Company or any merger, consolidation, or similar transaction with respect to the Company; (ii) participate in any discussions or negotiations regarding, or furnish any information to any other person other than Buyer with respect to any such possible transaction; or (iii) enter into any agreement or understanding, whether oral or in writing, that would prevent the consummation of the Contemplated Transactions. If, notwithstanding the foregoing, the Company or the Sellers should receive any such proposal from a third party or any inquiry regarding any such proposal, the Company shall promptly inform Buyer thereof.

      5.8 Satisfaction of Obligations. On or before December 31, 1997, the Company shall pay in full all amounts owed to Graeme Crothall and R. Drake.

      5.9 Payment of 1997 Profits. Prior to the Closing, the Company may pay out to its employees and shareholders as bonuses or other compensation such amounts as the Company deems appropriate, not to exceed $447,445 in the aggregate, provided that (i) there is sufficient cash in the Company to pay such bonuses and all related payroll taxes; (ii) if the Villa DeAnza accounts receivable is not collected at the time of such payment, such receivable must be written off and there shall be a dollar-for-dollar reduction in the total amount paid as bonuses hereunder; and (iii) all year-end adjustments, including without limitation expensing fixed assets purchased during the year, must be booked prior to the payment of such bonuses.

      5.10 Termination of Company Qualified Plan. The Company shall take all appropriate corporate action no later than the day before the Closing Date to terminate the sole Company Qualified Plan maintained by the Company, effective no later than the day before the Closing Date. Unless the provisions of the Company Qualified Plan expressly provide to the contrary, appropriate corporate action shall mean duly authorized action by the Board of Directors of the Company.

                            6. COVENANTS OF BUYER

      6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Affiliate to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Affiliate to,
(a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to suffer any other material adverse effect to obtain a Governmental Authorization.

      6.2 Loan to the Company. On or before December 31, 1997, subject to customary conditions, Buyer shall lend the Company sufficient funds (or arrange for financing) to pay off the obligations of the Company due to Graeme Crothall and R. Drake in the aggregate amount of approximately $289,750.06 as of December 31, 1997. The Company shall execute and deliver to Buyer a promissory note (the "Promissory Note") in the form attached hereto as Exhibit 6.2. The Note shall be secured by a security interest in all accounts receivable of the Company and the proceeds thereof.

      6.3 Notification. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time or occurrence of discovery of such fact or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

      6.4   Employment Matters.

            (a) After the Closing, the Company will maintain a bonus program comparable to the existing bonus program of the Company for a period of two years following the Closing, and all employees of the Company other than Mr. Drake will be entitled to participate in such program.

            (b) David Hershberger, Julius Sacco, Joel Strandgard, Ken Wohl and Janet Keating shall be guaranteed employment with the Company for one year following the Closing, except that such individuals may be terminated for cause.

            (c) Any employee of the Company who is employed as of the Closing Date and who is subsequently terminated involuntarily by the Company without cause during the one-year period following the Closing shall receive no less than three months of base salary as severance pay, provided such employee continues to work for the Company until the termination date.

            (d) Upon the Closing, Michelin shall receive 5,000 options to purchase shares of Buyer's common stock, $.01 par value, pursuant to Buyer's standard stock option agreement, and each of David Hershberger, Julius Sacco, Joel Strandgard, Ken Wohl and Janet Keating shall receive 3,000 options to purchase shares of Buyer's Common Stock, $.01 par value, pursuant to Buyer's standard stock option agreement.



            (e) The Buyer shall provide credit for an employee's service with the Company prior to the Closing Date with respect to those employees of the Company who remain employed with the Company immediately after the Closing Date for the following purposes:
            (i) for purposes of determining both eligibility to participate and vesting under the Morrison Health Care, Inc. Salary Deferral Plan (the "SDP"), the Morrison Health Care, Inc. Deferred Compensation Plan (the "DCP"), the Morrison Health Care, Inc. Management Retirement Plan (the "MRP") and the Morrison Health Care, Inc. Executive Supplemental Pension Plan (the "ESP"); (ii) for purposes of determining the level of matching contributions under the SDP and DCP; and (iii) for purposes of determining the accrual of benefits under the MRP and ESP; provided, however, that for purposes of crediting service under this clause (iii), only one year of service credit shall be given for every two full years of service with the Company prior to the Closing Date and no more than a total of five years of service credit shall be granted to any Company employee for service performed prior to the Closing Date.



            7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      7.1   Accuracy of Representations.

            (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

            (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

      7.2   Sellers' Performance.

            (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            (b)   Each   document   required  to  be  delivered   pursuant  to
Section 2.4  must  have  been delivered.

      7.3 Due Diligence. Buyer shall have completed its due diligence inquiry into the business, affairs and financial condition of the Company.

      7.4 Consents. Each of the consents identified in Part 3.2 of the Disclosure Letter, and each consent identified in Part 4.2 of the Disclosure Letter, must have been obtained and must be in full force and effect.

      7.5   Termination  of  Agreements.  Each  of (a)  the  Shareholders  and
Voting Agreement dated June 6, 1997, (b) the Stock Cross Purchase and Redemption Agreement dated June 6, 1997, and (c) the Stock Retirement and Subscription Agreement dated February 8, 1996, as amended, shall be terminated.

      7.6 Additional Documents. Each of the following documents must have been delivered to Buyer:

            (a) an opinion of Bonn, Luscher, Padden & Wilkins, dated the Closing Date, in the form of Exhibit 7.6(a);

            (b) an certificate executed on behalf of the Sellers dated as of the Closing Date, in the form of Exhibit 7.6(b);

            (c) a UCC-3 termination statement shall be filed with respect to all obligations of the Company previously owed to Graeme Crothall and Mr. Drake and any collateral held by such individuals shall be released; and

            (d) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.4 Additional Documents. Buyer must have caused the following documents to be delivered to Sellers:(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller,
(iv) evidencing  the  satisfaction  of  any  condition  referred  to  in  this
Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

      7.7 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

      7.8 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Initial Purchase Price payable for the Shares.

      7.9 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

      7.10 Board Approval. The contemplated transaction must be approved by the Board of Directors of Buyer.



           8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

      Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

      8.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

      8.2   Buyer's Performance.

            (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

            (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 Closing Obligations. At the
Closing: and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

      8.3 Consents. Each of the consents identified in Part 4.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

      8.4   Additional  Documents.   Buyer  must  have  caused  the  following
documents to be delivered to Sellers:

            (a) an opinion of Powell, Goldstein, Frazer & Murphy LLP dated the Closing Date, in the form of Exhibit 8.4(a); and

            (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section (a) an opinion of Bonn, Luscher, Padden & Wilkins, dated the Closing Date, in the form of Exhibit 7.6(a);, (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

      8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

      8.6 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause any Seller to suffer any material adverse consequence under (a) any applicable Legal Requirement or Order, or
(b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.



                                9. TERMINATION

      9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

            (b) (i) by Buyer if any of the conditions in Section 7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Section 8. CONDITIONS PRECEDENT TO SELLERS'OBLIGATION TO CLOSE has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

            (c)   by mutual consent of Buyer and Sellers; or

            (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1998, or such later date as the parties may agree upon.

      9.2   Effect of  Termination.  Each party's right of  termination  under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.



                        10. INDEMNIFICATION; REMEDIES

      10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

      10.2 Indemnification and Payment of Damages by Sellers. Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

            (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date;

            (c) any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

            (d) any product shipped or manufactured by, or any services provided by, any the Company prior to the Closing Date;

            (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

      The  remedies provided in this Section 10.2 will not be exclusive of or
limit any other  remedies  that may  be  available  to  Buyer or  the   other
Indemnified Persons.

      10.3  Indemnification   and   Payment   of   Damages   by  Sellers  --
Environmental Matters. In addition to the provisions of Section 10.2. Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and the other Indemnified Persons for, and will pay to Buyer, the Company, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with any Environmental, Health, and Safety Liabilitie arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets used by the Company, or any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Sellers or the Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date.

      10.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or
(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, in the case of any Damages arising out of a third party claim brought against Parent based on the conduct of its business as a whole (as opposed to just the business of Drake), Parent will pay any reasonable defense costs related thereto. The remedies provided in this Section 10.4 will not be exclusive of or limit any other remedies that may be available to Sellers.

      10.5 Time Limitations. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13 (with respect to matters other than Tax), 3.19, 3.23 and 3.24 unless on or before the second anniversary of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.11, 3.13, 3.23 or 3.24 shall be made within the applicable statute of limitations; a claim with respect to Sections 3.3 or 3.19 or a claim for indemnification or reimbursement based upon any covenant or obligation to be performed and complied with after the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation  to be  performed  and  complied  with prior to the  Closing  Date, unless on or before the second anniversary from the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers; a claim for indemnification or reimbursement based upon any covenant or obligation to be performed or complied with after the Closing Date may be made at any time. Notwithstanding the foregoing, no party hereto shall waive any applicable statute of limitations with respect to any third party claim.

      10.6 Limitations on Amount -- Sellers. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 10.2 until the total of all Damages with respect to such matters exceeds $25,000, and once such threshold is met, Sellers shall be liable for all Damages, including, without limitation, such $25,000. However, this
Section 10.6 will not apply to any intentional Breach by any Seller of any representation, warranty, covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

      10.7 Limitations on Amount -- Buyers. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 10.4 until the total of all Damages with respect to such matters exceeds $25,000, and once such threshold is met, Buyer shall be liable for all Damages, including, without limitation, such $25,000. However, this Section
10.7 will not apply to any intentional Breach by Buyer of any representation, warranty, covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

      10.8  Procedure For Indemnification -- Third Party Claims.

            (a)   Promptly  after  receipt  by  an  indemnified   party  under
Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

            (b)   If any Proceeding  referred to in Section 10.8(a) is brought against an indemnified  party  and it  gives  notice to the indemnifying party
of  the  commencement  of  such  Proceeding,  the   indemnifying  party  will,
unless  the  claim  involves  Taxes,  be   entitled  to  participate  in  such
Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or
any  other  expenses   with   respect  to  the  defense  of  such   Proceeding,
in each case  subsequently  incurred by the  indemnified  party in  connection
with  the  defense  of  such  Proceeding,   other  than  reasonable  costs  of
investigation.  If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party, absent gross negligence or willful misconduct on the part of the indemnified party. Notwithstanding the foregoing, the indemnified party in such cases shall use its reasonable best efforts to provide notice of material events in any Proceeding and attempt to obtain the consent of the indemnifying party to any compromise or settlement.

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (d) Sellers and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers or Buyer with respect to such a claim anywhere in the world.

      10.9 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      10.10 Insurance Coverages. Notwithstanding any of the foregoing, an indemnifying party shall not be liable for the amount of damages recovered by the indemnified party from any insurance policies unless otherwise agreed to by the parties, and this indemnification shall not be interpreted or construed, and the parties do not intend it, to negate or limit any such coverages.







                            11. Dispute Resolution

      11.1 Dispute Defined. As used in this Agreement, "Dispute" shall mean any dispute or disagreement between the Buyer and the Sellers concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party under this Agreement or any other matter relating in any way to this Agreement.

      11.2  Dispute Resolution Procedures.

            (a) If a Dispute arises, the parties shall follow the procedures specified in this Article 11. The parties shall promptly attempt to resolve any Dispute by negotiations between themselves. Either the Buyer or the Sellers may give the other party written notice of any Dispute not resolved in the normal course of business. The parties shall meet at a mutually acceptable time and place within 15 calendar days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by the parties within 30 calendar days of the disputing party's notice, or if the parties fail to meet within such 15 calendar days, either the Buyer or the Company may initiate mediation as provided in Section 11.2(b) of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given at least three (3) business days' notice of such intention and may also be accompanied by legal counsel.

            (b)   If the Dispute is not resolved by  negotiations  pursuant to
Section 11.2(a), the parties shall attempt in good faith to resolve any such Dispute by nonbinding mediation. Either the Buyer or the Sellers may initiate a nonbinding mediation proceeding by a request in writing to the other party (the "Mediation Request"), and both parties will then be obligated to engage in a mediation. The proceeding will be conducted in accordance with the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, with the following exceptions:

                  (i) if the parties have not agreed within 15 calendar days of the Mediation Request on the selection of a mediator willing to serve, CPR, upon the request of either the Buyer or the Sellers, shall appoint a member of the CPR Panels of Neutrals as the mediator, and

                  (ii) efforts to reach a settlement will continue until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: (A) a written settlement is reached, or (B) the mediator concludes and informs the parties in writing that further efforts would not be useful, or (C) the parties agree in writing that an impasse has been reached, or (D) a period of 30 calendar days has passed since the Mediation Request and none of the events specified in the foregoing clauses
            (A), (B) or (C) has occurred. No party may withdraw before the conclusion of the proceeding.

            (c)   If a Dispute is not  resolved  by  negotiation  pursuant  to
Section 11.2(a) of this Agreement or by mediation pursuant to Section 11.2(b) of this Agreement within 70 calendar days after initiation of the negotiation process pursuant to Section 11.2(a), such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined by arbitration before a single arbitrator pursuant to the rules of the American Arbitration Association ("AAA"). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such a dispute has been referred to arbitration under this
Section 11.2. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within 20 days after the date of the notice referred to in the preceding sentence, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Unless otherwise designated by the arbitrator as a result of fault, each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.

      11.3  Provisional   Remedies.   At  any  time   during  the   procedures
specified in Sections 11.2(a) and 11.2(b) of this Agreement, a party may seek preliminary injunction or other provisional judicial relief if in its judgement such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in Section 11.2(a) and 11.2(b).

      11.4 Tolling Statue Limitations. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in Section 11.2(a) and 11.2(b) of this Agreement are pending. The parties will take such action, if any, as is required to effectuate such tolling.

      11.5 Performance to Continue. Each party shall continue to perform its or his obligations under this Agreement pending final resolution of any Dispute.

      11.6 Extension of Deadlines. All deadlines specified in this Article 11 may be extended by mutual agreement between the parties.

      11.7 Enforcement. The parties regard the obligations in this Article 11 to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this
Article 11 by either the Buyer or the Sellers, the other party may bring an action to seek enforcement of such obligations in any state or federal court specified in Section 11.2(c).

      11.8 Costs. The parties shall pay their own costs, fees, and expenses incurred in connection with the application of the provisions of sections 11.2(a) and 11.2(b) of this Agreement. In addition, the fees and expenses of CPR and the mediator in connection with the application of the provisions of
Section 11.2(b) of this Agreement shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers.


     11.9 Replacement. If CPR is no longer in business or is unable or refuses or declines to act or to continue to act under Section 11.2(b) of this Agreement for any reason, then the functions specified in Section 11.2(b) to be performed by CPR shall be performed by AAA.

      11.10 Injunctive Relief Notwithstanding any provision to the contrary contained in this Article II, in the event a remedy at law for a breach of any provision would be inadequate, the non-breaching party shall be entitled to seek temporary or permanent injunctive relief.



                            12. GENERAL PROVISIONS

      12.1  Expenses.   Except  as  otherwise   expressly   provided  in  this
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

      12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines with prior notice, if possible, given to Sellers. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

      12.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence, any written oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

      If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      12.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):







                              The Company or Sellers:
                              Drake Management Services, Inc.
                              6263 North Scottsdale Road
                              Suite 210
                              Scotsdale, Arizona  85250
                              Facsimile:  (602) 951-9372



                              with a copy to:
                              Bonn, Luscher, Padden & Wilkins
                              805 North Second Street
                              Phoenix, Arizona  85004
                              Attn:  Jon D. Ehlinger
                              Facsimile:  (602) 254-0656



                              Buyer:

                              Morrison Health Care, Inc.
                              Suite 400
                              1955 Lake Park Drive, S.E.
                              Smyrna, Georgia  30080-3300
                              Attn:  General Counsel
                              Facsimile:  (770) 437-3342


                              with a copy to:

                              Powell, Goldstein, Frazer & Murphy LLP
                              Sixteenth Floor
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia  30303
                              Attn.:  Thomas R. McNeill, Esq.
                              Facsimile:  (404) 572-6999

      12.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      12.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      12.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated December 5,
1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      12.8  Disclosure Letter.

            (a) The disclosures in the Disclosure Letter must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

            (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

      12.9 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      12.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      12.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      12.13 Governing Law. This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

      12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                      BUYER:

                                      MORRISON HEALTH CARE, INC.



                                      By:       /s/ Glenn Davenport
                                         --------------------------
                                      Name:     Glenn Davenport
                                      Title:    President & CEO



                                      THE COMPANY:

                                      DRAKE MANAGEMENT SERVICES, INC.



                                      By:       /s/ Richard Drake
                                          --------------------------
                                      Name:     Richard Drake
                                      Title:    President



                                      SELLERS:



                                                Richard Drake
                                      ----------------------------------------

                                      Drake Family Revocable Trust, Richard or Dianne Drake Trustee under agreement dated September 17, 1991

                                      By:  Richard Drake, Trustee





                                                /s/ Richard Drake
                                                ------------------------------
                                                RICHARD DRAKE





                                                /s/  Dianne L. Drake
                                                ------------------------------
                                                DIANNE DRAKE





                                                /s/  Philippe Michelin
                                                ------------------------------
                                                PHILIPPE MICHELIN